UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2012 (July 25, 2012)

Commission file number 000-04689

Pentair, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (763) 545-1730

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on March 27, 2012, Pentair, Inc. (“Pentair”) entered into a Merger Agreement (the “Merger Agreement”) with Tyco International Ltd. (“Tyco”), Tyco Flow Control International Ltd. (“Flow Control”), a direct wholly-owned subsidiary of Tyco, Panthro Acquisition Co. (“AcquisitionCo”), a direct wholly-owned subsidiary of Flow Control, and Panthro Merger Sub, Inc. (“Merger Sub”), a direct wholly-owned subsidiary of AcquisitionCo. Pursuant to the Merger Agreement, Merger Sub will merge (the “Merger”) with and into Pentair, with Pentair as the surviving corporation. As a result of the Merger, Pentair will become a direct wholly-owned subsidiary of AcquisitionCo and an indirect wholly-owned subsidiary of Flow Control. The Merger will occur immediately following the pro-rata distribution to Tyco shareholders of all of the common shares of Flow Control owned by Tyco (the “Distribution”). In connection with the Merger Agreement, on March 27, 2012, Tyco, Flow Control and The ADT Corporation (“ADT”), an indirect wholly-owned subsidiary of Tyco, entered into a Separation and Distribution Agreement (the “Separation Agreement”).

On July 25, 2012, Pentair entered into Amendment No. 1 to the Merger Agreement (the “Merger Agreement Amendment”) with Tyco, Flow Control, AcquisitionCo and Merger Sub. In addition, on July 25, 2012, Tyco, Flow Control and ADT entered into Amendment No. 1 to the Separation Agreement (the “Separation Agreement Amendment”).

The following descriptions of the Merger Agreement Amendment and the Separation Agreement Amendment, and the transactions contemplated thereby, are included to provide you with information regarding their terms. They do not purport to be a complete description and are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 2.1 and 2.2, respectively, and incorporated herein by reference.

Merger Agreement Amendment

The Merger Agreement Amendment amends Section 1.06(b)(A) of the Merger Agreement to provide that the members of the Board of Directors of Flow Control as of the effective time of the Merger to be selected by Tyco shall be selected prior to the mailing of the proxy statement to be mailed to Tyco shareholders in connection with the approval by Tyco’s shareholders of the Distribution.

The Merger Agreement Amendment amends and restates Section 5.03(c) of the Merger Agreement to provide that Tyco, Flow Control and Pentair will cooperate in good faith for (i) a subsidiary of Flow Control to issue up to $900 million of unsecured senior notes that will be guaranteed by Flow Control prior to the Distribution and (ii) Pentair and Flow Control to establish an unsecured senior credit facility of up to $1.2 billion (with an option to increase by $500 million) that will become effective upon the closing of the Merger. Tyco, Flow Control and Pentair will use their commercially reasonable efforts to arrange such financing as mutually agreed and otherwise consistent with the Separation Agreement. Each of Tyco, Flow Control and Pentair will (i) provide to the other parties copies of all documents relating to the financing and (ii) keep the other parties reasonably informed of all material developments relating to the consummation of the financing. The issuance of senior notes by a subsidiary of Flow Control is subject to (a) Tyco at its option receiving either (x) the required consent of a majority of the lenders under each of certain of its outstanding credit facilities or (y) Tyco causing its subsidiary, Tyco International Finance S.A., to become a subsidiary guarantor under each of such outstanding credit facilities, which designation shall be removed upon the occurrence of the closing of the Merger, (b) Tyco obtaining approval of the Tyco board of directors for such issuance of senior notes, (c) Tyco’s right to determine in its sole discretion that such senior notes issuance should not occur and (d) Pentair’s right to determine in its sole discretion that such issuance of senior notes should not occur. If a subsidiary of Flow Control issues senior notes pursuant to which an escrow is established in which the proceeds from such issuance (net of initial purchaser fees) will be held prior to the closing of the Merger, then Pentair will contribute cash to such escrow in an amount equal to the difference between such proceeds (net of initial purchaser fees) and the amount necessary to redeem such senior notes if the Merger does not occur. Upon the closing of the Merger, the proceeds from the senior notes issuance (net of initial purchaser fees) will be released to the subsidiary of Flow Control that issued the senior notes and the cash that Pentair contributed to such escrow will be released to Pentair.

The Merger Agreement Amendment amends and restates Section 5.03(d) of the Merger Agreement to provide that prior to the Distribution, Flow Control or a subsidiary of Flow Control will issue an intercompany note to Tyco or a subsidiary of Tyco in an amount not to exceed $500 million. Concurrently with the closing of the Merger, Flow Control will repay, or will cause the Flow Control subsidiary that issued such intercompany note to repay, the intercompany note. In the event that Flow Control is unable to enter into the senior credit facility or issue the senior notes on acceptable terms, instead of a Flow Control or a subsidiary of Flow Control issuing to Tyco or a subsidiary of Tyco the intercompany note that would be repaid at the closing of the Merger, Flow Control or a subsidiary of Flow Control will issue a one year unsecured “bridge” note for up to $500 million to a subsidiary of Tyco that will bear interest at a rate of 14.0% and be prepayable at any time.

The Merger Agreement Amendment amends Article V of the Merger Agreement to add a new Section 5.03(f), pursuant to which Pentair agrees to indemnify, defend and hold harmless Tyco and its subsidiaries from and against any and all indemnifiable losses arising out of, by reason of or otherwise in connection with the issuance by a subsidiary of Flow Control of the senior notes or the entering into by Flow Control of the senior credit facility. In addition, Pentair agrees to reimburse Tyco for all third party costs and expenses incurred in connection with the issuance of senior notes by a subsidiary of Flow Control and the entering into by Flow Control of the senior credit facility.

Separation Agreement Amendment

The Separation Agreement Amendment amended the Separation Agreement primarily in order to state that prior to the Distribution, Flow Control or a member of its group will issue an intercompany note for up to $500 million to Tyco or a member of its group. In the event that Pentair is unable to enter into the senior credit facility (as contemplated by the Merger Agreement) or issue the senior notes (as contemplated by the Merger Agreement) on acceptable terms, instead of Flow Control or a member of its group issuing to Tyco or a member of its group the intercompany note that would be repaid at the closing of the Merger, Flow Control or a member of its group will issue a one year unsecured “bridge” note for up to $500 million to Tyco or a member of its group that will bear interest at a rate of 14.0% and be prepayable at any time.

ITEM 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit	Description

2.1	Amendment No. 1, dated as of July 25, 2012, to the Merger Agreement, dated as of March 27, 2012, among Tyco International Ltd., Tyco Flow Control International Ltd., Panthro Acquisition Co., Panthro Merger Sub, Inc. and Pentair, Inc.

2.2	Amendment No. 1, dated as of July 25, 2012, to the Separation and Distribution Agreement, dated as of March 27, 2012, by and among Tyco International Ltd., Tyco Flow Control International Ltd. and The ADT Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2012.

PENTAIR, INC.
Registrant

By:	/s/ Angela D. Lageson
Angela D. Lageson
Senior Vice President, General Counsel and Secretary

PENTAIR, INC.

Exhibit Index to Current Report on Form 8-K

Dated July 31, 2012

Exhibit Number	Description

2.1	Amendment No. 1, dated as of July 25, 2012, to the Merger Agreement, dated as of March 27, 2012, among Tyco International Ltd., Tyco Flow Control International Ltd., Panthro Acquisition Co., Panthro Merger Sub, Inc. and Pentair, Inc.

2.2	Amendment No. 1, dated as of July 25, 2012, to the Separation and Distribution Agreement, dated as of March 27, 2012, by and among Tyco International Ltd., Tyco Flow Control International Ltd. and The ADT Corporation